EXHIBIT 5.1

VEDDER PRICE                         VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                                     222 NORTH LASALLE STREET
                                     CHICAGO, ILLINOIS 60601-1003
                                     312-609-7500
                                     FACSIMILE: 312-609-5005


                                             December 16, 2003


Wintrust Financial Corporation
727 North Bank Lane
Lake Forest, Illinois  60045

Ladies and Gentlemen:

         Reference is hereby made to the Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission by Wintrust Financial Corporation, an Illinois corporation (the "Company"), relating to the registration of 53,675 shares of the Company's common stock, no par value (the "Common Stock"), that may be issued upon exercise of options previously granted by Advantage National Bancorp, Inc., an Illinois corporation ("Advantage"), to employees or directors pursuant to the Advantage National Bancorp, Inc. 2002 Stock Incentive Plan, as amended (the "Plan"). Advantage was merged with and into Wintrust Merger Co., an Illinois corporation and wholly-owned subsidiary of the Company, effective October 1, 2003. We have acted as counsel for the Company in connection with this Registration Statement.

         In connection with our opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Amended and Restated Articles of Incorporation of the Company; (iii) the Amended and Restated Bylaws of the Company; and (iv) such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.

         Based upon the foregoing and the number of shares of Common Stock issued and outstanding as of the date hereof, it is our opinion that the 53,675 shares of Common Stock of the Company, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         The opinion expressed herein is based on the facts in existence and the laws in effect on the date hereof and is limited to the Federal securities laws and the laws of the State of Illinois currently in effect.


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         We hereby consent to the use of this opinion in connection with said
Registration Statement and to the references to our firm therein.

                                    Very truly yours,

                                    /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.